Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2011, except for the stock split described in Note 15 to the consolidated financial statements, as to which the date is June 9, 2011, relating to financial statements of KiOR, Inc. and its subsidiaries (a development stage enterprise) (the “Company”), which appears in Amendment No. 7 to the Company’s Registration Statement on Form S-1 (File No. 333-173440).
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 29, 2011